SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2002

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

    Exhibits

      Presentation Data.

Item 9. Regulation FD Disclosure.

We are furnishing herewith data being presented by certain of our executive officers on June 12, 2002 at the Merrill Lynch Global Transportation Conference.

Beginning Wednesday, June 12, 2002, an audio webcast of their remarks and accompanying graphic presentation will be made available under the Investor Relations - Investor Presentation section of our corporate website at http://www.continental.com/corporate.

The information presented may contain forward-looking statements not limited to historical facts, but reflecting our current beliefs, expectations or intentions regarding future events. In connection therewith, please see the impact of the risk factors set forth in our 2001 10-K and other SEC filings, which identify important matters such as terrorist attacks and the resulting regulatory developments and costs, our recent operating losses and special charges, our high leverage and significant financing needs, our historical operating results, the significant cost of aircraft fuel, labor costs, certain tax matters, the Japanese economy and currency risk, competition and industry conditions, regulatory matters and the seasonal nature of the airline business, that could cause actual results to differ materially from those in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By /s/ Diane Dayhoff

    Diane Dayhoff

    Staff Vice President - Finance

June 11, 2002

EXHIBIT INDEX

    Presentation Data.